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                                                                   Exhibit 10(b)

                       CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Merrill Lynch International Fund of Mercury Funds, Inc. filed as part of Post-Effective Amendment No. 5 to the Registration Statement (File No. 333-56203) and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 from Post-Effective Amendment No. 7 of Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc.'s Registration Statement on Form N-1A (File No. 333-85731).



                                                    /s/ Shearman & Sterling LLP
                                                    ----------------------------
                                                      Shearman & Sterling LLP

New York, New York
September 17, 2003